Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Netherland Sewell & Associates, Inc. consents to the use of information contained in our reports, as of January 1, 2004 and 2003, setting forth the estimates of revenues from the natural gas and crude oil reserves owned by Quicksilver Resources Inc. in the Prospectus, which is a part of this Registration Statement on Form S-1. We further consent to the reference to us under the heading “Reserve Engineers” in the Prospectus.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas

January 28, 2005